Exhibit 16.1

Ernst & Young LLP Suite 500 4130 Parklake Avenue Raleigh, NC 27612 Tel: +1 919 981 2800 Fax: +1 919 981 2997 www.ey.com

June 26, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 26, 2013, of SciQuest, Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP